Exhibit 99.1

INTERNATIONAL SHIPHOLDING CORPORATION REPORTS SECOND QUARTER 2013 RESULTS

Declares second quarter dividend of $0.25 per share on its Common Stock

Mobile, Alabama, July 31, 2013 – International Shipholding Corporation (NYSE: ISH) today announced financial results for the quarter ended June 30, 2013.

Second Quarter 2013 Highlights

•	Reported net income of $1.9 million for the three months ended June 30, 2013

•	Priced $27.5 million of 9% Series B Cumulative Redeemable Perpetual Preferred Stock on July 25, 2013

•	Declared a second quarter dividend of $0.25 per share of common stock payable on September 4, 2013 to shareholders of record as of August 16, 2013

•	Paid a $2.375 per share dividend on its Series A Preferred Stock on July 30, 2013

Net Income
The Company reported net income of $1.9 million for the three months ended June 30, 2013, which included a non-operating gain of $1.8 million from its Yen denominated loan.  For the comparable three months ended June 30, 2012, the Company reported net income of $704,000 which included a non-operating loss of $1.7 million on its Yen denominated loan.

Mr. Niels M. Johnsen, Chairman and Chief Executive Officer, stated:  “We continue our strategy of operating a diversified fleet, primarily on medium to long term contracts, and remain focused on taking advantage of attractive growth opportunities and strengthening our balance sheet.   In July, we successfully priced a $27.5 million Series B Cumulative Redeemable Perpetual Preferred Stock offering which follows our previous Series A Preferred Stock offering earlier this year.”

“We will continue to focus on identifying maritime transportation needs in niche markets and capitalize on accretive acquisition opportunities to enhance shareholder value. Given our strong contract coverage and stable cash flows, we continue to provide our shareholders with value through a quarterly dividend payment.  For the second quarter, our Board of Directors declared a common stock dividend payment of $0.25 per share which represents the 20th consecutive dividend payment since reinstituting our dividend policy in the fourth quarter of 2008.”

Gross Voyage Profit

The Company’s second quarter 2013 gross voyage profit representing the results of its six reporting segments was $13.3 million, compared to $13.9 million in the comparable 2012 three month period. The comparable results by operating segment are shown below.

(All Amounts in Millions)	Jones Act	Pure Car Truck Carriers	Dry Bulk Carriers	Rail-Ferry	Specialty Contracts	Other	Total

Second Quarter 2013
Gross Voyage Profit	$5.3	$4.6	$0.4	$1.7	$1.0	$0.1	$13.3

Depreciation	$(1.2)	$(2.1)	$(1.6)	$(0.4)	$(0.5)	$0.0	$(5.8)
Gross Profit	$4.3	$2.5	$(1.2)	$1.3	$0.5	$0.1	$7.5
(After Depreciation)

Second Quarter 2012
Gross Voyage Profit	$1.1	$6.8	$2.9	$1.5	$1.3	$0.3	$13.9

Depreciation	$(0.3)	$(2.6)	$(1.6)	$(0.7)	$(0.5)	$(0.0)	$(5.7)
Gross Profit	$0.8	$4.2	$1.3	$0.8	$0.8	$0.3	$8.2
(After Depreciation)

Variance
Gross Voyage Profit	$4.4	$(2.2)	$(2.5)	$0.2	$(0.3)	$(0.2)	$(0.6)
Depreciation	$(0.9)	$.5	$0.0	$0.3	$0.0	$0.0	$(0.1)
Gross Profit	$3.5	$(1.7)	$(2.5)	$0.5	$(0.3)	$(0.2)	$(0.7)

For a reconciliation of the numbers presented above to GAAP figures, please see the attached Non-GAAP Reconciliation Statement.

The improved gross voyage profit for the Jones Act segment reflects the inclusion of United Ocean Services (“UOS”), which we acquired on November 30, 2012. While year over year the Jones Act segment benefited from UOS, the results of UOS in the quarter were impacted by 79 non-operating days while two of the units underwent scheduled drydockings.  Gross voyage profit on the Pure Car Truck Carrier (“PCTC”) segment decreased  due primarily to lower charter hire rates on one U.S. Flag PCTC (effective July, 2012) and our International Flag PCTC (effective April, 2013).  Supplemental cargo results, a component of the PCTC results, were approximately $600,000 lower in the quarter when compared to the comparable 2012 second quarter.  For the six months ended June 30, 2013, supplemental cargo results were comparable to the six month period ended June 30, 2012.  The dry bulk market, while slightly improved from the beginning of the year, continues to be at depressed levels, producing lower results than the comparable 2012 second quarter. The Rail Ferry segment reports higher northbound volumes which produced slightly better results year over year.   The Specialty Contracts segment reported a decrease in gross voyage profit due primarily to our ice-strengthened vessel, which performed below expectations.  The Company’s Other segment, consisting mainly of chartering brokerage and agency services, reported lower brokerage revenues.

Administrative and General
Administrative and general expenses in the second quarter of 2013 were $6.2 million as compared to $4.7 million in the same period of 2012.  Higher expenses associated with the integration of UOS, as well as accrued bonus payments, were the primary reasons.

Interest and Other
Interest expense for the three months ended June 30, 2013 was approximately $204,000 lower than the comparable three months in 2012.   Our service obligations were reduced from the proceeds on the sale of two International Flag PCTCs and  two U.S. Flag PCTCs in a sale-leaseback transaction, as well as regularly scheduled debt payments.  During the three months ended June 30, 2013, the Japanese Yen weakened in relation to the U.S. Dollar from 94.22 to 99.15, producing an exchange gain of $1.8 million.

Balance Sheet
The Company’s working capital at June 30, 2013 was $15.5 million, an increase of $500,000 from March 31, 2013.  Cash and cash equivalents balance was approximately $22.4 million while capital expenditures during the six month period were $14.1 million. The Company’s total debt obligations, at June 30, 2013, were approximately $213 million.

Dividend Declarations
The Company’s Board of Directors approved a per share dividend payment on July 30, 2013 of $2.375 on its Series A Preferred Stock representing a regular quarterly payment.  Additionally, the Board of Directors declared a $0.25 dividend payable on September 4, 2013, for each share of common stock owned on the record date of August 16, 2013.  All future dividend declarations remain subject to the discretion of International Shipholding Corporation’s Board of Directors.

Outlook
The Company reaffirms that its projected 2013 net income, before preferred stock dividends, is expected to be between $10 and $12 million, while lowering its anticipated EBITDA to within a $60 to $63 million range as a result of the depressed dry bulk market and extended dry dock days on the UOS units.

All 2013 outlook figures included in this release exclude the effects of special items, future changes in regulation, the impact of unforeseen litigation or unforeseen events or circumstances that reduce vessel deployment or rates, any changes in operating or capital plans, and any future acquisitions, divestitures, buybacks or other similar business transactions.  For purposes of this outlook section, EBITDA means earnings before interest, taxes, depreciation and amortization.  See “Caution concerning forward-looking statements” below.

Conference Call

In connection with this earnings release, management will host an earnings conference call on Thursday, August 1, 2013, at 10:00 AM ET. To participate in the conference call, please dial (888) 455-2296 (domestic) or (719) 325-2435 (international). Participants can reference the International Shipholding Corporation Second Quarter 2013 Earnings Call or passcode 3208673. Please dial in approximately 5 minutes prior to the call.

The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.intship.com. Please allow extra time prior to the call to visit the Company’s website and download any software that may be needed to listen to the webcast.

A replay of the conference call will be available through August 9, 2013, at (877) 870-5176 (domestic) or (858) 384-5517 (international). The passcode for the replay is 3208673.

About International Shipholding
International Shipholding Corporation, through its subsidiaries, operates a diversified fleet of U.S. and International flag vessels that provide worldwide and domestic maritime transportation services to commercial and governmental customers primarily under medium to long-term charters and contracts. www.intship.com

Caution concerning forward-looking statements

Except for the historical and factual information contained herein, the matters set forth in this release, including statements regarding our 2013 guidance, the expected benefits of the UOS acquisition and other statements identified by words such as “estimates,” “expects,” “anticipates,” “plans,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations only, and are subject to a number of risks and uncertainties, many of which are beyond our control.  Actual events and results may differ materially from those anticipated, estimated, projected, expressed or implied if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include, but are not limited to: our ability to maximize the usage of our newly-purchased and incumbent vessels and other assets on favorable economic terms, including our ability to renew our time charters and contracts when they expire and to maximize our carriage of supplemental cargoes; our ability to effectively handle our leverage by servicing and complying with each of our debt instruments; changes in domestic or international transportation markets that reduce the demand for shipping generally or for our vessels in particular; industry-wide changes in cargo freight rates, charter rates, vessel design, vessel utilization or vessel valuations, or in charter hire, fuel or other operating expenses; the possibility that the anticipated benefits from the UOS acquisition cannot be fully realized or may take longer to realize than expected; political events in the United States and abroad; the appropriation of funds by the U.S. Congress, including the impact of any future cuts to federal spending similar to the U.S. Congress’ recent “sequestration” cuts; terrorism, piracy and trade restrictions; changes in foreign currency rates or interest rates; the effects of more general factors, such as changes in tax laws or rates, or in general market, labor or economic conditions; and each of the other economic, competitive, governmental, and technological factors detailed in our reports filed with the Securities and Exchange Commission.  You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factors on our business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements.  Accordingly, you are cautioned not to place undue reliance upon any of our forward-looking statements, which speak only as of the date made.  We undertake no obligation to update or revise, for any reason, any forward-looking statements made by us or on our behalf, whether as a result of new information, future events or developments, changed circumstances or otherwise.

Contact:

The IGB Group
Leon Berman
(212) 477-8438
lberman@igbir.com

International Shipholding Corporation
Niels M. Johnsen, Chairman (212) 943-4141
Erik L. Johnsen, President (251) 243-9221

               Non-GAAP Reconciliation Statement
                (By Segment)

(All Amounts in Millions)		Pure Car
	Jones Act	Truck Carriers	Dry Bulk	Rail-Ferry	Specialty Contracts	Other	Total

Sencond Quarter, 2013
Gross Profit	$4.3	$2.5	$(1.2)	$1.3	$0.5	$0.1	$7.5

Allocated Overhead	$(2.6)	$(2.1)	$(0.2)	$(0.8)	$(0.5)	$(0.0)	$(6.2)
*Add Back: Unconsolidated Entities	$0.0	$0.0	$0.0	$0.1	$0.0	$0.0	$0.1
Operating Income	$1.7	$0.4	$(1.4)	$0.6	$0.0	$0.1	$1.4

Second Quarter, 2012
Gross profit	$0.8	$4.2	$1.3	$0.8	$0.8	$0.3	$8.2

Allocated Overhead	$(0.4)	$(2.3)	$(1.0)	$(0.5)	$(0.4)	$(0.1)	$(4.7)
Gain on Sale of Assets	$0.0	$0.7	$0.0	$0.0	$0.0	$0.0	$0.7
*Add Back: Unconsolidated Entities	$0.0	$0.0	$0.0	$(0.7)	$0.0	$0.0	$(0.7)
Operating Income	$0.4	$2.6	$0.3	$(0.4)	$0.4	$0.2	$3.5

* To remove the effect of including the results of the unconsolidated entities in Gross Voyage Profit

INTERNATIONAL SHIPHOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(All Amounts in Thousands Except Share Data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues	$74,897	$60,320	$156,021	$125,524

Operating Expenses:
Voyage Expenses	61,508	47,026	131,099	97,852
Vessel Depreciation	5,804	5,723	11,575	12,080
Other Depreciation	11	-	34	-
Administrative and General Expenses	6,170	4,720	11,603	10,228
Gain on Sale of Other Assets	-	(667)	-	(4,466)

Total Operating Expenses	73,493	56,802	154,311	115,694

Operating Income	1,404	3,518	1,710	9,830

Interest and Other:
Interest Expense	2,077	2,281	4,278	5,008
Derivative (Gain)/Loss	(205)	117	(282)	(32)
Gain on Sale of Investment	-	(24)	-	(66)
Other Income from Vessel Financing	(539)	(605)	(1,094)	(1,227)
Investment Income	(42)	(146)	(82)	(274)
Foreign Exchange (Gain) /Loss	(1,836)	1,734	(5,017)	(1,914)
	(545)	3,357	(2,197)	1,495

Income Before Provision for Income Taxes and
Equity in (Loss) Income of Unconsolidated Entities	1,949	161	3,907	8,335

Provision for Income Taxes:
Current	15	108	50	276
	15	108	50	276

Equity in Net (Loss) Income of Unconsolidated
Entities (Net of Applicable Taxes)	(75)	651	(345)	581

Net Income	$1,859	$704	$3,512	$8,640

Preferred Stock Dividends	594	-	845	-

Net Income Available to Common Stockholders	$1,265	$704	$2,667	$8,640

Basic and Diluted Earnings Per Common Share:
Basic Earnings Per Common Share:	$0.17	$0.10	$0.37	$1.20
Diluted Earnings Per Common Share:	$0.17	$0.10	$0.37	$1.20

Weighted Average Shares of Common Stock Outstanding:
Basic	7,239,780	7,203,860	7,226,415	7,187,236
Diluted	7,263,206	7,234,505	7,248,377	7,202,559

Common Stock Dividends Per Share	$0.250	$0.250	$0.500	$0.500

INTERNATIONAL SHIPHOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(All Amounts in Thousands Except Shares)
(Unaudited)

	June 30,	December 31,
ASSETS	2013	2012

Cash and Cash Equivalents	$22,386	$19,868
Restricted Cash	17,825	8,000
Accounts Receivable, Net of Allowance for Doubtful Accounts	32,289	32,891
of $88 and $100 in 2013 and 2012, Respectively
Net Investment in Direct Financing Leases	-	3,540
Other Current Assets	7,055	8,392
Notes Receivable	4,248	4,383
Material and Supplies Inventory	9,986	11,847
Total Current Assets	93,789	88,921

Investment in Unconsolidated Entities	13,358	12,676

Net Investment in Direct Financing Leases	-	13,461

Vessels, Property, and Other Equipment, at Cost:
Vessels	546,691	525,172
Building	1,211	1,211
Land	623	623
Leasehold Improvements	26,348	26,348
Construction in Progress	2,842	10
Furniture and Equipment	11,564	11,614
	589,279	564,978
Less - Accumulated Depreciation	(163,976)	(151,318)
	425,303	413,660

Other Assets:
Deferred Charges, Net of Accumulated Amortization	25,907	19,892
of $15,060 and $15,821 in 2013 and 2012, Respectively
Intangible Assets, Net of Accumulated Amortization	42,636	45,784
Due from Related Parties	1,717	1,709
Notes Receivable	29,522	33,381
Goodwill	2,771	2,700
Other	6,334	5,509
	108,887	108,975

TOTAL ASSETS	$641,337	$637,693

INTERNATIONAL SHIPHOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(All Amounts in Thousands Except Shares)
(Unaudited)

	June 30,	December 31,
	2013	2012
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Current Maturities of Long-Term Debt	$25,549	$26,040
Accounts Payable and Accrued Liabilities	52,743	50,896
Total Current Liabilities	78,292	76,936

Long-Term Debt, Less Current Maturities	187,225	211,590

Other Long-Term Liabilities:
Lease Incentive Obligation	5,774	6,150
Other	82,152	80,718

TOTAL LIABILITIES	353,443	375,394

Stockholders' Equity:
Preferred Stock, $1.00 Par Value, 9.50% Series A Cumulative Perpetual Preferred Stock,	250	-
650,000 shares Authorized, 250,000 shares Issued and Outstanding at June 30, 2013
Common Stock, $1.00 Par Value, 20,000,000 shares Authorized,	8,652	8,632
7,248,350 and 7,203,935 shares Outstanding at June 30, 2013 and December 31, 2012, Respectively
Additional Paid-In Capital	109,919	86,362
Retained Earnings	217,046	217,654
Treasury Stock, 1,388,066 Shares at both June 30, 2013 and December 31, 2012, Respectively	(25,403)	(25,403)
Accumulated Other Comprehensive Loss	(22,570)	(24,946)
TOTAL STOCKHOLDERS' EQUITY	287,894	262,299

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$641,337	$637,693

INTERNATIONAL SHIPHOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(All Amounts in Thousands)
(Unaudited)

	Six Months Ended June 30,
	2013	2012

Cash Flows from Operating Activities:
Net Income	$3,512	$8,640
Adjustments to Reconcile Net Income to Net Cash Provided by
Operating Activities:
Depreciation	11,899	12,357
Amortization of Deferred Charges	4,239	3,926
Amortization of Intangible Assets	3,148	1,288
Non-Cash Share Based Compensation	721	544
Equity in Net Loss (Income) of Unconsolidated Entities	345	(581)
Gain on Sale of Assets	-	(4,466)
Gain on Sale of Investments	-	(66)
Gain on Foreign Currency Exchange	(5,017)	(1,914)
Changes in:
Deferred Drydocking Charges	(6,584)	(7,623)
Accounts Receivable	(1,774)	277
Inventories and Other Current Assets	3,852	(624)
Other Assets	301	1,950
Accounts Payable and Accrued Liabilities	641	(594)
Other Long-Term Liabilities	4,511	(3,204)
Net Cash Provided by Operating Activities	19,794	9,910

Cash Flows from Investing Activities:
Principal payments received under Direct Financing Leases	558	2,279
Capital Improvements to Vessels and Other Assets	(7,518)	(46,103)
Proceeds from Sale of Assets	-	130,315
Purchase from Sale of Marketable Securities	-	(5)
Proceeds of Marketable Securities	-	159
Investment in Unconsolidated Entities	(500)	(750)
Net (Increase) Decrease in Restricted Cash Account	(9,825)	6,907
Acquisition of United Ocean Services, LLC	(2,475)	-
Proceeds from Note Receivables	3,657	2,507
Net Cash (Used In) Provided by Investing Activities	(16,103)	95,309

Cash Flows from Financing Activities:
Issuance of Preferred Stock	23,480	-
Proceeds from Issuance of Debt	22,000	41,175
Repayment of Debt	(41,840)	(141,559)
Additions to Deferred Financing Charges	(693)	(264)
Dividends Paid	(4,120)	(4,805)
Net Cash Used In Financing Activities	(1,173)	(105,453)

Net Increase (Decrease) in Cash and Cash Equivalents	2,518	(234)
Cash and Cash Equivalents at Beginning of Period	19,868	21,437

Cash and Cash Equivalents at End of Period	$22,386	$21,203